Exhibit 24.1

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis M. Stevens, Sallie B. Bailey and Rebecca A. Barckley and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to Louisiana-Pacific Corporation’s Registration Statement on Form S-4 (this “Registration Statement”) (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on June 29, 2012, by the following persons in the capacities indicated:

/s/ Curtis M. Stevens Curtis M. Stevens	Chief Executive Officer and Director

/s/ Sallie B. Bailey Sallie B. Bailey	Executive Vice President and Chief Financial Officer

/s/ Rebecca A. Barckley Rebecca A. Barckley	Controller, Financial Reporting (Principal Accounting Officer)

/s/ E. Gary Cook E. Gary Cook	Chairman of the Board

/s/ Colin D. Watson Colin D. Watson	Director

/s/ Archie W. Dunham Archie W. Dunham	Director

/s/ Lizanne C. Gottung Lizanne C. Gottung	Director

/s/ Dustan E. McCoy Dustan E. McCoy	Director

/s/ Daniel K. Frierson Daniel K. Frierson	Director

/s/ Kurt M. Landgraf Kurt M. Landgraf	Director

/s/ John W. Weaver John W. Weaver	Director